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                                                                   EXHIBIT 10.16

                                 THIRD AMENDMENT
                           TO THE BORDERS GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         The Borders Group Employee Stock Purchase Plan (the "Plan") is hereby amended in the following particulars:

         1. Section 2(j) of the Plan is hereby amended as follows for clarification purposes:

         (j) "Employee" shall mean any person, including an officer, who as of an Offering Date is regularly employed by the Company, a wholly owned Subsidiary of the Company organized under the laws of any state of the United States or a Designated Subsidiary of the Company, except any person who is both "highly compensated" within the meaning of Section 414(q) of the Code and designated by the Committee as a Participant in the Company's Management Stock Purchase Plan (other than director level employee who are given an opportunity(ies) to purchase shares under the Management Stock Purchase Plan)."

         2. The following sentence is hereby added at the end of Section 2(v) of the Plan for clarification purposes:

         " For purposes of this Plan, references to a "corporation" or "corporations" shall include corporations organized under the laws of any state of the United States and any similar entity organized under the laws of a country other than the United States that the Board designates as a Designated Subsidiary.

         3. Effective with respect to Employees hired on or after October 1, 1998, paragraph (a) of Section 3 of the Plan is amended to read as follows:

         "(a) Subject to the requirements of Section 4(b) hereof, any person who is an Employee shall be eligible to participate in the Plan on the first day of the month following the earlier of satisfying the requirements of either (i),
(ii) or (iii) below:

                  (i) the Employee has: (A) attained the of age twenty-one (21),
(B) completed six months of service, and (C) completed at least five hundred
(500) hours of service within his/her initial 6 months of service;

                  (ii) the Employee has: (A) attained the of age twenty-one
(21), (B) completed one year of service, and (C) completed at least 1,000 hours of service WITHIN ANY TWELVE-MONTH PERIOD ENDING ON ANY ANNIVERSARY OF OF HIS/HER EMPLOYMENT COMMENCEMENT DATE, OR

                  (iii) the Employee has been employed for at least two years and his or her customary employment is more than twenty (20) hours per week.



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         4. Effective as of October 1, 1998, the following sentences are hereby added to paragraph (a) of Section 3 of the Plan:

         "An Employee who has become eligible to participate in the Plan (whether hired on, before or after October 1, 1998) shall remain eligible to participate in the Plan until he or she ceases for any reason to be an Employee."

         5. Effective as of December 1, 1998, the following sentences are hereby added to paragraph (a) of Section 3 of the Plan:

         "Any Employee who was hired prior to October 1, 1998 and who, on or after December 1, 1998, is or becomes eligible to participate in the Borders Group, Inc. Savings Plan, also shall be eligible to participate in this Plan.

         6. The following sentence is hereby added to Section 11 of the Plan:

         "With respect to any Designated Subsidiary which employs Employees who reside outside of the United States, and notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, amend the terms of the Plan, or an option granted under the Plan, in order to comply with the requirements of local law, and may, where appropriate, establish one or more sub-plans to reflect such amended provisions applicable to such Employees."

         Except as set forth herein an amended, the Plan shall remain in full force and effect.

                                              BORDERS GROUP, INC.


                                              By: /s/ George R. Mrkonic
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